URBANO VENTOCILLA & ASOCIADOS Soc. Civil
Firma Miembro de Nexia Internacional
Canaval y Moreyra Nº 425, Piso 10 Ofic. 102, San Isidro
Lima 27, Peru, Telfs. (51-1) 441-5041 / 441-4925 / Fax Anexo 23
E-mail: curbano@amauta.rcp.net.pe / curbano@nexiauvperu.com
Web: www.nexiauvperu.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our letter dated August 20, 2009 that was attached to audited financial statements of AMR Project Peru S.A.C. for the fiscal years ended Dec. 31, 2008 and 2007 prepared in accordance with International Financial Reporting Standards and reconciled to US GAAP, as well as our letter dated August 20, 2009 that was attached to the audited reconciliation of the management prepared financial statements of AMR Project Peru S.A.C. for the six month period ended June 30, 2009, which are included in the Current Report on Form 8-K, which Affinity Gold Corp. has filed with the Securities and Exchange Commission on September 1, 2009.

Urbano Ventocilla & Asociados

Cesar M. Urbano Ventocilla
Certified Public Accountant
Registration No. 9800

Dated September 1, 2009